Exhibit 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-8063, 333-19667, 333-26059 and 333-81789 of HEICO
Corporation on Forms S-8 of our report dated December 14, 2000 appearing in this Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2000.




DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida

January 25, 2001